Exhibit 10.2

ADDENDUM TO LEASE AGREEMENT

This Addendum to the Lease Agreement dated May 14, 2004 is entered into as of May 1, 2005, by and between Sound Revolution Inc., a Delaware Corporation ("Tenant") and Ryan Tunnicliffe doing business as Spaceship Studios ("Landlord").

WHEREFORE the parties agree as follows:

1.	Beginning on May 1, 2005, the new premises leased by the Tenant, and occupied by the Tenant and its subsidiary, Sound Revolution Recordings Inc., from the Landlord shall be a 200 square foot office located at 345 West 11th Avenue, Unit 4, Vancouver, BC, V5Y 1T3.

2.	All other terms of the lease agreement dated May 14, 2004 shall remain the same.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Agreement as of May 1, 2005.

/s/ Penny Green	/s/ Ryan Tunnicliffe
Tenant: Sound Revolution Inc.	Landlord: R. Tunnicliffe d.b.a Spaceship
Studios

Exhibit A

Description of Leasehold Premises and Equipment

Premises: Suite 205, a 380 square foot studio located on the 2nd floor of Greenhouse Studios, located at 3995 Graveley Street, Burnaby, British Columbia

Equipment: Computer DAW Running Emagic Logic, Nuendo and Pro tools Computer Non-Linear Editing System, 210gb Adobe Premeire, After Effects Roland JV-30 midi controller Yamaha RM1x Midi Sequencer Emu Launch Pad Midi Controller Korg Electribe ES Groove Sampler Yamaha Ry-30 Rhythm Programmer Korg MicroKorg
Synth
Ensoiq DP4+
Aphex Aural Exciter
Emu ESI-4000 Sampler
Lexocon Vortex Signal Processor
DeltaLab Effectron Delay Line
Symtrix SG-200 Dual Signal Gates (2)
Spirirt Folio Mixer
Videoonics Mx1. video mixer
Yamaha cs-10 Vintage Analog Synth
Yamaha cs-15
Vestex Turntables and Mixer
Sony TRV-900 3CCD DV
Canon Vistua Digital Video Camera
Audio Technica 291b Mic